                                                                    Exhibit 99.2


               QUEST DIAGNOSTICS REPORTS STRONG FINANCIAL RESULTS
                             IN SECOND QUARTER 2004

TETERBORO, N.J., JULY 22, 2004--Quest Diagnostics Incorporated (NYSE: DGX), the nation's leading provider of diagnostic testing, information and services, announced that for the second quarter ended June 30, 2004, net income increased to $135 million, or $1.28 per diluted share, before $13.2 million in special, pre-tax charges, or $0.08 per share, related to the recently completed CEO succession process and the company's debt refinancing, both of which had been previously announced. Including these charges, net income was $127 million, and earnings per diluted share were $1.20. For the second quarter of 2003, net income was $120 million and earnings per diluted share were $1.12.

Second quarter revenues grew 6.4% over the prior-year level to $1.3 billion. Clinical testing volume, measured by the number of requisitions, increased 2.1%, and revenue per requisition increased 3.7%. The remainder of the revenue growth was contributed by the company's non-clinical testing businesses.

For the second quarter, operating income, excluding the charge for the CEO succession process, was $240 million, or 18.5% of revenues, compared to $219 million, or 17.9% of revenues, in 2003. Including the charge, operating income was $230 million, or 17.7% of revenues. Bad debt expense improved to 4.3% of revenues, compared to 4.8% a year ago. Days sales outstanding were 47 days, unchanged from a year ago. Cash from operations increased to $207 million from $169 million in 2003. During the quarter the company repurchased $226 million of its common stock and made capital expenditures of $46 million.

"We continued to improve organic revenue growth and expand our operating margin during the quarter," said Surya N. Mohapatra, Ph.D., President and Chief Executive Officer. "Our ability to generate strong cash flow enabled us to repurchase shares and continue investing to differentiate Quest Diagnostics in the marketplace. These investments have been focused on further improving our customer service, training our sales force to better communicate the medical value of new tests and technologies, and expanding the capabilities of our information technology products. Customers recognize the value of these investments when they select Quest Diagnostics as their laboratory provider."

For the first half of 2004, excluding the second quarter special charges, net income increased to $251 million, and earnings per diluted share increased 20% to $2.38 from $1.98 in 2003. Including the second quarter charges, net income was $243 million and earnings per diluted share were $2.30. Revenues increased 10.4% to $2.6 billion. Operating income, excluding the charge for the CEO succession process, was $449 million, or 17.6% of revenues, compared to $382 million, or 16.5% of revenues in 2003. Including the charge, operating income was $439 million, or 17.2% of revenues. During the first half of 2004, the company repurchased $271 million in common stock and made capital expenditures of $91 million.

Outlook for Third Quarter and Full-Year 2004
For the full year 2004, revenues are expected to grow in excess of 7%, with growth of about 1.5% contributed by Unilab, acquired February 28, 2003. Operating income is expected to approximate 18% of revenues, cash from operations is expected to approximate $700 million, and capital expenditures are expected to be between $180 million and $190 million.

The company continues to expect full year earnings per diluted share of between $4.80 and $4.90, before the second quarter specical charges. Including these charges, earnings per diluted share are expected to be between $4.72 and $4.82.

For the third quarter, revenues are expected to grow approximately 6%, operating income is expected to exceed 18% of revenues, and earnings per diluted share are expected to be between $1.25 and $1.30. Quest Diagnostics will hold its second quarter conference call on July 22 at 8:30 A.M. Eastern Time. To hear a simulcast of the call over the Internet or a replay, registered analysts may access StreetEvents at: www.streetevents.com, and all others may access the Quest Diagnostics website at: www.questdiagnostics.com. In addition, a replay of the call will be available from 10:30 A.M. on July 22 through 11 P.M. on August 20 to investors in the U.S. by dialing 800-294-0997. Investors outside the U.S. may dial 402-220-9755. No password is required for either number.

Quest Diagnostics Incorporated is the nation's leading provider of diagnostic testing, information and services, providing insights that enable healthcare professionals to make decisions that improve health. The company offers the broadest access to diagnostic testing services through its national network of laboratories and patient service centers, and provides interpretive consultation through its extensive medical and scientific staff. Quest Diagnostics is the leading provider of esoteric testing, including gene-based medical testing, and provides advanced information technology solutions to improve patient care. Additional company information is available at: www.questdiagnostics.com.

The statements in this press release which are not historical facts or information may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results and outcomes to be materially different. Certain of these risks and uncertainties may include, but are not limited to, competitive environment, changes in government regulations, changing relationships with customers, payers, suppliers and strategic partners and other factors described in the Quest Diagnostics Incorporated 2003 Form 10-K and subsequent filings.


                                - Table follows -

                 Quest Diagnostics Incorporated and Subsidiaries

                      Consolidated Statements of Operations
            For the Three and Six Months Ended June 30, 2004 and 2003
                      (in millions, except per share data)

                                                                   Three Months Ended                  Six Months Ended
                                                                        June 30,                           June 30,
                                                              ---------------------------         -------------------------

                                                                 2004              2003              2004            2003
                                                              ---------         ---------         ---------       ---------
Net revenues..............................................    $ 1,297.7         $ 1,219.9         $ 2,553.4       $ 2,312.7

Operating costs and expenses:
Cost of services..........................................        747.6             703.1           1,484.9         1,351.2
Selling, general and administrative.......................        307.4             296.1             614.9           575.3
Amortization of intangible assets.........................          2.0               2.1               4.1             4.1
Other operating expense, net .............................         10.6                 -              10.6             0.2
                                                              ---------         ---------         ---------       ---------
  Total operating costs and expenses......................      1,067.6           1,001.3           2,114.5         1,930.8
                                                              ---------         ---------         ---------       ---------

Operating income .........................................        230.1             218.6             438.9           381.9

Other income (expense):
Interest expense, net.....................................        (16.4)            (16.8)            (31.0)          (30.7)
Minority share of income..................................         (5.0)             (4.4)             (9.5)           (8.2)
Equity earnings in unconsolidated joint ventures..........          5.4               4.6              10.0             8.6
Other income (expense), net...............................         (1.2)              1.4                 -             0.6
                                                              ---------         ---------         ---------       ---------
  Total non-operating expenses, net.......................        (17.2)            (15.2)            (30.5)          (29.7)
                                                              ---------         ---------         ---------       ---------

Income before taxes.......................................        212.9             203.4             408.4           352.2
Income tax expense........................................         86.0              83.0             165.4           143.8
                                                              ---------         ---------         ---------       ---------
Net income................................................    $   126.9         $   120.4         $   243.0       $   208.4
                                                              =========         =========         =========       =========

Net income before special charges.........................    $   134.8         $   120.4         $   250.9       $   208.4

---------------------------------------------------------------------------------------------------------------------------

Basic earnings per common share:
Net income................................................    $    1.23         $    1.15         $    2.36       $    2.03

Net income before special charges.........................    $    1.31         $    1.15         $    2.43       $    2.03

Weighted average common shares outstanding - basic........        103.0             105.0             103.1           102.5

---------------------------------------------------------------------------------------------------------------------------

Diluted earnings per common share:
Net income................................................    $    1.20         $    1.12         $    2.30       $    1.98

Net income before special charges.........................    $    1.28         $    1.12         $    2.38       $    1.98

Weighted average common shares outstanding - diluted......        105.4             107.7             105.6           105.1

---------------------------------------------------------------------------------------------------------------------------


Operating income before special charge as a percentage of
    net revenues .........................................        18.5%             17.9%             17.6%           16.5%

---------------------------------------------------------------------------------------------------------------------------

                 Quest Diagnostics Incorporated and Subsidiaries

                           Consolidated Balance Sheets
                       June 30, 2004 and December 31, 2003
                      (in millions, except per share data)

                                                                            June 30,           December 31,
                                                                              2004                 2003
                                                                           ---------           ------------
     Assets
     Current assets:
     Cash and cash equivalents.......................................      $   137.8            $   155.0
     Accounts receivable, net .......................................          677.7                609.2
     Inventories.....................................................           72.8                 72.5
     Deferred income taxes...........................................           97.8                109.0
     Prepaid expenses and other current assets.......................           58.0                 50.1
                                                                           ---------            ---------
        Total current assets.........................................        1,044.1                995.8
     Property, plant and equipment, net..............................          615.3                607.3
     Goodwill, net...................................................        2,517.3              2,518.9
     Intangible assets, net..........................................           12.8                 17.0
     Deferred income taxes...........................................           54.7                 49.6
     Other assets....................................................          102.7                112.8
                                                                           ---------            ---------
     Total assets....................................................      $ 4,346.9            $ 4,301.4
                                                                           =========            =========


     Liabilities and Stockholders' Equity
     Current liabilities:
     Accounts payable and accrued expenses...........................      $   639.7            $   649.9
     Short-term borrowings and current portion of long-term debt.....          130.4                 73.9
                                                                           ---------            ---------
        Total current liabilities....................................          770.1                723.8
     Long-term debt..................................................          971.7              1,028.7
     Other liabilities...............................................          165.7                154.2
     Common stockholders' equity:
     Common stock, par value $0.01 per share; 300 shares
        authorized; 106.8 shares issued at both June 30, 2004 and
        December 31, 2003............................................            1.1                  1.1
     Additional paid-in capital......................................        2,231.7              2,267.0
     Retained earnings...............................................          592.7                380.5
     Unearned compensation...........................................           (0.4)                (2.3)
     Accumulated other comprehensive income..........................            1.0                  5.9
     Treasury stock, at cost; 5.1 and 4.0 shares at June 30, 2004
        and December 31, 2003, respectively..........................         (386.7)              (257.5)
                                                                           ---------            ---------
        Total common stockholders' equity............................        2,439.4              2,394.7
                                                                           ---------            ---------
     Total liabilities and stockholders' equity......................      $ 4,346.9            $ 4,301.4
                                                                           =========            =========

                 Quest Diagnostics Incorporated and Subsidiaries

                      Consolidated Statements of Cash Flows
                 For the Six Months Ended June 30, 2004 and 2003
                                  (in millions)

                                                                                  Six Months Ended
                                                                                      June 30,
                                                                           ------------------------------

                                                                              2004                 2003
                                                                           ---------            ---------

     Cash flows from operating activities:
     Net income......................................................      $   243.0            $   208.4
     Adjustments to reconcile net income to net cash
        provided by operating activities:
     Depreciation and amortization...................................           83.9                 75.0
     Provision for doubtful accounts.................................          112.3                113.5
     Deferred income tax provision ..................................            9.7                  5.9
     Minority share of income........................................            9.5                  8.2
     Stock compensation expense......................................            1.0                  2.9
     Tax benefits associated with stock-based compensation plans.....           40.0                  9.5
     Other, net......................................................            2.6                  1.5
     Changes in operating assets and liabilities:
        Accounts receivable..........................................         (180.9)              (158.0)
        Accounts payable and accrued expenses........................           (0.5)               (63.8)
        Integration, settlement and other special charges............          (16.3)                (9.3)
        Income taxes payable.........................................            4.9                 29.8
        Other assets and liabilities, net............................            8.9                  4.1
                                                                           ---------            ---------
     Net cash provided by operating activities.......................          318.1                227.7
                                                                           ---------            ---------

     Cash flows from investing activities:
     Business acquisitions, net of cash acquired.....................              -               (237.4)
     Capital expenditures............................................          (90.8)               (75.8)
     Proceeds from disposition of assets.............................            4.7                  3.4
     Increase in investments and other assets........................           (2.9)               (11.1)
                                                                           ---------            ---------
     Net cash used in investing activities...........................          (89.0)              (320.9)
                                                                           ---------            ---------

     Cash flows from financing activities:
     Proceeds from borrowings........................................          304.9                450.0
     Repayments of debt..............................................         (305.6)              (354.5)
     Purchases of treasury stock.....................................         (271.1)               (10.1)
     Exercise of stock options.......................................           66.8                  9.2
     Dividends paid..................................................          (30.9)                   -
     Distributions to minority partners..............................           (8.3)                (6.3)
     Financing costs paid............................................           (2.1)                (4.2)
     Other...........................................................              -                  0.4
                                                                           ---------            ---------
     Net cash (used in) provided by financing activities.............         (246.3)                84.5
                                                                           ---------            ---------

     Net change in cash and cash equivalents.........................          (17.2)                (8.7)

     Cash and cash equivalents, beginning of period..................          155.0                 96.8
                                                                           ---------            ---------

     Cash and cash equivalents, end of period........................      $   137.8            $    88.1
                                                                           =========            =========

     Cash paid during the period for:
     Interest........................................................      $    25.9            $    32.5
     Income taxes....................................................      $   112.4            $   100.6

Notes to Financial Tables

1) Net income per common share is computed by dividing net income by the weighted average number of common shares outstanding. Potentially dilutive common shares primarily represent stock options.

      The following table presents net income and basic and diluted earnings per common share, had the Company elected to recognize compensation cost based on the fair value at the grant dates for stock option awards and discounts granted for stock purchases under the Company's Employee Stock Purchase Plan, consistent with the method prescribed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", as amended by Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123":

                                                               Three Months Ended                Six Months Ended
                                                                    June 30,                         June 30,
                                                        -----------------------------     ----------------------------
                                                           2004             2003             2004             2003
                                                        ----------      -------------     ----------       -----------
                                                                        (in millions, except per share data)
     Net income
     Net income, as reported............................. $126.9           $ 120.4        $   243.0        $    208.4
     Add:  Stock-based compensation under APB 25.........    0.5               1.4              1.0               2.9
     Deduct:  Total stock-based compensation expense
        determined under fair value method for all
        awards, net of related tax effects...............  (11.0)            (13.2)           (21.8)            (27.9)
                                                          ------           -------        ---------        ----------
     Pro forma net income................................ $116.4           $ 108.6        $   222.2        $    183.4
                                                          ======           =======        =========        ==========

     Earnings per common share
     Basic - as reported................................. $ 1.23           $  1.15        $    2.36        $     2.03
                                                          ------           -------        ---------        ----------
     Basic - pro forma................................... $ 1.13           $  1.03        $    2.16        $     1.79
                                                          ------           -------        ---------        ----------

     Diluted - as reported............................... $ 1.20           $  1.12        $    2.30        $     1.98
                                                          ------           -------        ---------        ----------
     Diluted - pro forma................................. $ 1.11           $  1.02        $    2.12        $     1.77
                                                          ------           -------        ---------        ----------


     The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                               Three Months Ended                   Six Months Ended
                                                                    June 30,                            June 30,
                                                        ---------------------------------  ------------------------------------
                                                             2004              2003              2004               2003
                                                        ----------------  ---------------  -----------------  -----------------
     Dividend yield...................................        0.7%              0.0%             0.7%               0.0%
     Risk-free interest rate..........................        3.7%              2.6%             3.1%               2.8%
     Expected volatility..............................       47.1%             48.5%            47.2%              48.1%
     Expected holding period, in years................         5                 5                5                  5

2) Other operating expense, net represents miscellaneous income and expense items related to operating activities including gains and losses associated with the disposal of operating assets. For the three and six months ended June 30, 2004, other operating expense, net includes a $10.3 million charge associated with the acceleration of certain pension obligations in connection with the recently completed CEO succession process.

3) Interest expense, net for both the three and six months ended June 30, 2004, includes a $2.9 million charge representing the write-off of deferred financing costs associated with the second quarter 2004 refinancing of the Company's bank debt and credit facility.

4) In 2003, the Board of Directors authorized a share repurchase program, which permits the Company to purchase up to $600 million of its common stock. For the three months ended June 30, 2004, the Company repurchased approximately 2.7 million shares of its common stock at an average price of $85.34 per share for a total of $226 million. For the six months ended June 30, 2004, the Company repurchased approximately 3.2 million shares of its common stock at an average price of $84.76 per share for a total of $271 million. Since the inception of the share repurchase program, the Company has repurchased approximately 7.2 million shares of its common stock at an average price of $73.54 for a total of $529 million. For the six months ended June 30, 2004, the Company has reissued approximately 2.1 million of these shares in connection with employee benefit plans. At June 30, 2004, $71 million of the share repurchase authorization remained available. In July 2004, the Board of Directors authorized the Company to purchase up to an additional $300 million of its common stock, bringing the total available under the combined authorizations to $371 million.

 5) Free cash flow represents net cash provided by operating activities less capital expenditures. Free cash flow is presented because management believes it is a useful adjunct to cash flow from operating activities and other measurements under accounting principles generally accepted in the United States since it is a meaningful measure of a company's ability to fund investing activities and meet its future debt service requirements. Free cash flow is not a measure of financial performance under accounting principles generally accepted in the United States and should not be considered as an alternative to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. The following table reconciles net cash provided by operating activities to free cash flow:

                                                                          Six Months Ended
                                                                              June 30,
                                                            ----------------------------------------------
                                                                    2004                    2003
                                                            ----------------------  ----------------------
                                                                            (in millions)

     Net cash provided by operating activities.................   $   318.1               $   227.7
     Less:  Capital expenditures...............................        90.8                    75.8
                                                                  ---------               ---------
     Free cash flow............................................   $   227.3               $   151.9
                                                                  =========               =========

6) Net income before special charges excludes the charges associated with the acceleration of certain pension obligations in connection with the recently completed CEO succession process and the second quarter 2004 refinancing of the Company's bank debt and credit facility. Operating income before special charge excludes the charge associated with the CEO succession process. Both operating income and net income before special charges, including per common share amounts, are presented because management believes that it is a useful adjunct to other measurements under accounting principles generally accepted in the United States, including reported operating income and net income since it is a meaningful measure of the Company's on-going operating performance and is on a basis consistent with prior reported results. Operating income before special charge and net income before special charges, including per common share amounts, are not measures of financial performance under accounting principles generally accepted in the United States and should not be considered as an alternative to reported operating income and net income as an indicator of performance. The following table reconciles operating income and net income before special charges to reported results:

                                                                      For the Three Months Ended June 30, 2004
                                                        ----------------------------------------------------------------------
                                                                      (in millions, except per share amounts)

                                                                             Special Charges Related to:
                                                                          ---------------------------------
                                                                          Acceleration
                                                                           of Certain
                                                         Before Special      Pension            Debt
                                                            Charges        Obligations       Refinancing        As Reported
                                                        ----------------  ---------------    -----------    -----------------
     Net revenues.....................................    $  1,297.7       $       -          $       -         $  1,297.7

     -------------------------------------------------------------------------------------------------------------------------

     Operating income.................................    $    240.4       $   (10.3)         $       -         $    230.1
     Interest expense, net............................         (13.5)              -               (2.9)             (16.4)

     -------------------------------------------------------------------------------------------------------------------------

     Income before taxes..............................    $    226.1       $   (10.3)         $    (2.9)        $    212.9
     Income tax expense (benefit).....................          91.3            (4.1)              (1.2)              86.0
                                                          ----------       ---------          ---------         ----------
     Net income.......................................    $    134.8       $    (6.2)         $    (1.7)        $    126.9
                                                          ==========       =========          =========         ==========

     -------------------------------------------------------------------------------------------------------------------------

     Basic earnings per common share:
     Net income.......................................    $     1.31       $   (0.06)        $    (0.02)       $     1.23

     Diluted earnings per common share:
     Net income.......................................    $     1.28       $   (0.06)        $    (0.02)       $     1.20

     -------------------------------------------------------------------------------------------------------------------------

     Operating income as a percentage of net revenues A        18.5%                                                17.7%

     A Calculated by dividing operating income by net revenues

     -------------------------------------------------------------------------------------------------------------------------

                                                                       For the Six Months Ended June 30, 2004
                                                        ----------------------------------------------------------------------
                                                                      (in millions, except per share amounts)

                                                                             Special Charges Related to:
                                                                          ---------------------------------

                                                                           Acceleration
                                                                            of Certain
                                                         Before Special      Pension            Debt
                                                            Charges        Obligations       Refinancing       As Reported
                                                        ----------------  --------------   ---------------   -----------------
     Net revenues.....................................    $2,553.4          $       -        $        -      $  2,553.4

     -------------------------------------------------------------------------------------------------------------------------

     Operating income.................................    $  449.2          $   (10.3)       $        -      $    438.9
     Interest expense, net............................       (28.1)                 -              (2.9)          (31.0)

     -------------------------------------------------------------------------------------------------------------------------

     Income before taxes..............................    $  421.6          $   (10.3)       $     (2.9)     $    408.4
     Income tax expense (benefit).....................       170.7               (4.1)             (1.2)          165.4
                                                          ----------        ----------       ----------      ----------
     Net income.......................................    $  250.9          $    (6.2)       $     (1.7)     $    243.0
                                                          ==========        ==========       ==========      ==========

     -------------------------------------------------------------------------------------------------------------------------

     Basic earnings per common share:
     Net income.......................................    $     2.43        $   (0.06)       $    (0.02)     $     2.36

     Diluted earnings per common share:
     Net income.......................................    $     2.38        $   (0.06)       $    (0.02)     $     2.30

     -------------------------------------------------------------------------------------------------------------------------

     Operating income as a percentage of net revenues A         17.6%                                               17.2%


     A Calculated by dividing operating income by net revenues

     -------------------------------------------------------------------------------------------------------------------------


7) Estimated comparable diluted earnings per common share represents management's estimate of diluted earnings per common share for the full year 2004 before charges associated with the acceleration of certain pension obligations in connection with the recently completed CEO succession process and the second quarter refinancing of the Company's bank debt and credit facility. Estimated comparable diluted earnings per common share is presented because management believes it is a useful adjunct to estimated diluted earnings per common share and other measurements under accounting principles generally accepted in the United States since it is a meaningful measure of the Company's ongoing operating performance and is on a basis consistent with previous estimates of diluted earnings per common share. Estimated comparable diluted earnings per common share is not a measure of financial performance under accounting principles generally accepted in the United States and should not be considered as an alternative to estimated diluted earnings per common share. The following table reconciles estimated diluted earnings per common share to estimated comparable diluted earnings per common share:

                                                                  Twelve Months
                                                                      Ended
                                                                December 31, 2004
                                                                -------------------

     Estimated diluted earnings per common share...............   $4.72 - $4.82

     Add:
     Charge related to acceleration of certain pension
       obligations.............................................         0.06
     Refinancing charge........................................         0.02
                                                                  -------------

     Estimated comparable diluted earnings per common share....   $4.80 - $4.90
                                                                  =============